ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	REM Business Solutions, Inc.

2.	Registered Agent	[ ] Commercial Registered Agent
	for Service of Process	[ ] Noncommercial Registered Agent OR [X] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity
David C. Monroe
		1445 E. Rochelle, Suite 34	Las Vegas	Nevada	89119

3.	Authorized Stock:	100,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	David C. Monroe
	& Addresses,	Name
	of Board of	1445 E. Rochelle, Suite 34	Las Vegas	Nevada	89119
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
18 years of age; attach
	additional page if more	Street Address	City	State	Zip Code
than two directors/trustees)

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	Any legal business

6.	Names, Address	David C. Monroe	/S/ David C. Monroe
	and Signature of	Name	Signature
	Incorporator:	1445 E. Rochelle, Suite 34	Las Vegas	Nevada	89119
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ David C. Monroe		12-18-2008
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.